                                                                    Exhibit 10.9

                                                                  CONFORMED COPY

================================================================================
                                CREDIT AGREEMENT

                                   dated as of

                                  June 5, 1998

                                      among

                        THE DUN & BRADSTREET CORPORATION
                   (to be renamed R.H. Donnelley Corporation)

                              R. H. DONNELLEY INC.

                            The Lenders Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

                           ---------------------------

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                      as Co-Arranger and Syndication Agent

================================================================================

                                TABLE OF CONTENTS

                                                              PAGE
                                                              ----

                              ARTICLE 1 DEFINITIONS

SECTION 1.01.  Defined Terms.....................................1
SECTION 1.02.  Classification of Loans and Borrowings...........24
SECTION 1.03.  Terms Generally..................................25
SECTION 1.04.  Accounting Terms; GAAP...........................25

                              ARTICLE 2 THE CREDITS

SECTION 2.01.  Commitments......................................26
SECTION 2.02.  Loans and Borrowings.............................26
SECTION 2.03.  Requests for Borrowings..........................27
SECTION 2.04.  Swingline Loans..................................28
SECTION 2.05.  Funding of Borrowings............................29
SECTION 2.06.  Interest Elections...............................30
SECTION 2.07.  Termination and Reduction of Commitments.........31
SECTION 2.08.  Repayment of Loans; Evidence of Debt.............32
SECTION 2.09.  Amortization of Term Loans.......................34
SECTION 2.10.  Prepayment of Loans..............................37
SECTION 2.11.  Fees.............................................38
SECTION 2.12.  Interest.........................................39
SECTION 2.13.  Alternate Rate of Interest.......................40
SECTION 2.14.  Increased Costs..................................41
SECTION 2.15.  Break Funding Payments...........................42
SECTION 2.16.  Taxes............................................42
SECTION 2.17.  Payments Generally; Pro Rata Treatment;
               Sharing of Set-offs..............................44
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders...46

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers.............................47
SECTION 3.02.  Authorization; Enforceability....................47
SECTION 3.03.  Governmental Approvals; No Conflicts.............47
SECTION 3.04.  Financial Condition; No Material Adverse Change..48

                                                              PAGE
                                                              ----

SECTION 3.05.  Properties.......................................50
SECTION 3.06.  Litigation and Environmental Matters.............50
SECTION 3.07.  Compliance with Laws and Agreements..............51
SECTION 3.08.  Investment and Holding Company Status............51
SECTION 3.09.  Taxes............................................51
SECTION 3.10.  ERISA............................................51
SECTION 3.11.  Disclosure.......................................52
SECTION 3.12.  Subsidiaries and Joint Ventures..................52
SECTION 3.13.  Insurance........................................52
SECTION 3.14.  Use of Proceeds..................................52
SECTION 3.15.  Solvency.........................................52
SECTION 3.16.  Senior Indebtedness..............................53
SECTION 3.17.  Security Documents...............................53
SECTION 3.18.  Representation and Warranties Related to
               New D&B and the Spin-off.........................53

                              ARTICLE 4 CONDITIONS

SECTION 4.01.  Effective Date...................................54
SECTION 4.02.  Each Credit Event................................57

                         ARTICLE 5 AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information.......58
SECTION 5.02.  Notices of Material Events.......................61
SECTION 5.03.  Information Regarding Collateral.................61
SECTION 5.04.  Existence; Conduct of Business...................62
SECTION 5.05.  Payment of Obligations...........................62
SECTION 5.06.  Maintenance of Properties........................62
SECTION 5.07.  Insurance........................................63
SECTION 5.08.  Casualty and Condemnation........................63
SECTION 5.09.  Books and Records; Inspection and Audit Rights...63
SECTION 5.10.  Compliance with Laws.............................63
SECTION 5.11.  Year 2000........................................64
SECTION 5.12.  Use of Proceeds..................................64
SECTION 5.13.  Subsidiaries.....................................64
SECTION 5.14.  Further Assurances...............................65

                                                              PAGE
                                                              ----

                          ARTICLE 6 NEGATIVE COVENANTS

SECTION 6.01.  Leverage Ratio...................................66
SECTION 6.02.  Fixed Charge Coverage Ratio......................66
SECTION 6.03.  Indebtedness; Certain Equity Securities..........66
SECTION 6.04.  Liens............................................68
SECTION 6.05.  Fundamental Changes..............................70
SECTION 6.06.  Investments, Loans, Advances, Guarantees and
               Acquisitions.....................................71
SECTION 6.07.  Asset Sales......................................73
SECTION 6.08.  Sale and Leaseback Transactions..................74
SECTION 6.09.  Hedging Agreements...............................74
SECTION 6.10.  Restricted Payments; Certain Payments of
               Indebtedness.....................................74
SECTION 6.11.  Transactions with Affiliates.....................76
SECTION 6.12.  Restrictive Agreements...........................77
SECTION 6.13.  Amendment of Material Documents..................77

                           ARTICLE 7 EVENTS OF DEFAULT

                       ARTICLE 8 THE ADMINISTRATIVE AGENT

                             ARTICLE 9 MISCELLANEOUS

SECTION 9.01.  Notices..........................................84
SECTION 9.02.  Waivers; Amendments..............................85
SECTION 9.03.  Expenses; Indemnity; Damage Waiver...............87
SECTION 9.04.  Successors and Assigns...........................88
SECTION 9.05.  Survival.........................................91
SECTION 9.06.  Counterparts; Effectiveness......................92
SECTION 9.07.  Severability.....................................92
SECTION 9.08.  Right of Setoff..................................92
SECTION 9.09.  Governing Law; Jurisdiction; Consent to
               Service of Process...............................92
SECTION 9.10.  WAIVER OF JURY TRIAL.............................93
SECTION 9.11.  Headings.........................................93

                                                              PAGE
                                                              ----

SECTION 9.12.  Confidentiality..................................94

EXHIBITS:

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B   -- Form of Borrower Security Agreement
Exhibit C   -- Form of Holdings Collateral Agreement
Exhibit D   -- Form of Subsidiary Collateral Agreement
Exhibit E-1 -- Form of Opinion of New York Counsel for the Loan Parties Exhibit E-2 -- Form of Opinion of Counsel for Holdings
Exhibit E-3 -- Form of Opinion of Counsel for the Borrower
Exhibit F   -- Section 2.16(e) Certificate

      CREDIT AGREEMENT dated as of June 5, 1998 among R. H. DONNELLEY INC., THE DUN & BRADSTREET CORPORATION (to be renamed R.H. Donnelley Corporation), the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

      The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders under the Loan Documents.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's

Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments (assuming, for this purpose, that any assignment by a Revolving Lender of any of its Revolving Exposure is an assignment by such Revolving Lender of an equivalent portion of its Revolving Commitment).

      "Applicable Rate" means, for any day,

      (a) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, a Tranche A Term Loan or a Swingline Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for any day on or prior to the day which falls six months after the Effective Date, the "Applicable Rate" for purposes of this clause shall be the applicable rate per annum set forth below in Category 3:


  Leverage      ABR       Eurodollar    Commitment
   Ratio       Spread       Spread       Fee Rate
------------ ----------   ----------   ------------
 Category 1       1.00%         2.00%       0.375%
 Category 2       0.75%         1.75%       0.350%
 Category 3       0.50%         1.50%       0.300%
 Category 4       0.25%         1.25%       0.250%
------------ ---------- ------------- ------------
 Category 5          0%         1.00%       0.200%
============ ========== ============= ============

      (b) with respect to any ABR Loan or Eurodollar Loan that is a Tranche B Term Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for any day on or prior to the day which falls six months after the Effective Date, the "Applicable Rate" for purposes of this clause shall be the applicable rate per annum set forth below in Category 3:


  Leverage         ABR Spread        Eurodollar Spread
------------     --------------    ---------------------
Category 1           1.25%              2.25%
Category 2           1.00%              2.00%
Category 3           0.75%              1.75%
Category 4           0.50%              1.50%
-------------- ----------------- -------------------
Category 5           0.50%              1.50%
============== ================= ===================

      and

      (c) with respect to any ABR Loan or Eurodollar Loan that is a Tranche C Term Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that for any day on or prior to the day which falls six months after the Effective Date, the "Applicable Rate" for purposes of this clause shall be the applicable rate per annum set forth below in Category 3:


  Leverage       ABR Spread        Eurodollar Spread
------------   --------------    ---------------------
  Category 1        1.50%              2.50%
  Category 2        1.25%              2.25%
  Category 3        1.00%              2.00%
  Category 4        0.75%              1.75%
----------------------------------------------------
  Category 5        0.75%              1.75%
====================================================

      For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

      "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Basket Amount" means, on any date, an amount equal to the sum of (1) $25,000,000 and (2) 50% of cumulative consolidated net income (including any net losses) of the Borrower and its Consolidated Subsidiaries for the period from and including the first day of the first fiscal quarter commencing on or after the Effective Date to and including the last day of the fiscal quarter most recently ended on or prior to such date, treated as a single accounting period.

      "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means R. H. Donnelley Inc., a Delaware corporation, and its successors.

      "Borrower Security Agreement" means the Security Agreement dated as of the Effective Date between the Borrower and the Administrative Agent, substantially in the form of Exhibit B, as amended from time to time.

      "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

      "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03 .

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Category 1" exists if the Leverage Ratio is greater than or equal to 4.25:1.

      "Category 2" exists if the Leverage Ratio is greater than or equal to 3.75:1 and less than 4.25:1.

      "Category 3" exists if the Leverage Ratio is greater than or equal to 3.25:1 and less than 3.75:1.

      "Category 4" exists if the Leverage Ratio is greater than or equal to 2.75:1 and less than 3.25:1.

      "Category 5" exists if the Leverage Ratio is less than 2.75:1.

      "CenDon" means The CenDon Partnership, an Illinois partnership, and its successors.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any shares of capital stock of the Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of Holdings by any Person or group.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving

Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment or Tranche C Commitment.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

      "Commitment" means a Revolving Commitment, Tranche A Commitment, Tranche B Commitment or Tranche C Commitment, or any combination thereof (as the context requires).

      "Consolidated Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth under the caption "Cash Flow from Investing Activities" or a comparable caption in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

      "Consolidated Cash Interest Expense" for any period means Consolidated Interest Expense for such period minus (a) in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and (ii) amortization of debt discount and fees plus (b) to the extent subtracted pursuant to clause (a) of this definition for any prior period, cash payments made during such period in respect of the items referred to in clause (a)(i).

      "Consolidated EBITDA" means, for any period, the sum of:

      (1) consolidated net income of the Borrower and its Consolidated Subsidiaries for such period (exclusive of the portion of net income allocable to minority interests in unconsolidated Persons (including without limitation any Material Joint Venture) to the extent that cash distributions have not actually been received from such Persons), plus

      (2) to the extent deducted in determining such consolidated net income, the aggregate amount of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation and amortization (including without limitation amortization of debt issuance costs); minus

      (3) any Restricted Payment made by Borrower to Holdings during such period in reliance on clause (iv) of Section 6.10;

      provided that:

      (x) "Consolidated EBITDA" for any period will in any event include 100% of the cash distributions to the Borrower or any Consolidated Subsidiary from any Material Joint Venture to the extent not otherwise included in Consolidated EBITDA;

      (y) "Consolidated EBITDA" for any fiscal quarter ended prior to June 30, 1998 shall be determined on the basis of the pro forma statements of operations of the Borrower set forth on Schedule 1 and "Consolidated EBITDA" for any other fiscal quarter ended prior to the Spin-off Date or during which the Spin-off Date occurs shall be determined on the basis of the financial statements for such fiscal quarter delivered by the Borrower to the Lenders pursuant to Section 5.01(a) or (b) and prepared in accordance therewith; and

      (z) solely for purposes of calculating the Leverage Ratio, "Consolidated EBITDA" for any period in which the Borrower or any of its Consolidated Subsidiaries shall have consummated a Permitted Acquisition or a sale, transfer or other disposition of assets (other than any such disposition permitted by clauses (i) or (ii) of Section 6.07) shall be calculated on a pro forma basis as if such Permitted Acquisition or disposition of assets had occurred on the first day of such period. Nothing in this clause (z) shall be construed to affect any limitation on the consummation of Permitted Acquisitions or the sale, transfer or other disposition of any assets by the Borrower and its Subsidiaries imposed by Article VI.

      "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period, including in any event the interest portion of payments under Capital Lease Obligations.

      "Consolidated Subsidiary"means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

      "Consolidated Total Debt" means, at any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in the Information Memorandum, the Offering Circular or Schedule 3.06.

      "Distribution Agreement" means the Distribution Agreement between Holdings and New D&B, substantially in the form provided to the Lenders on June 2, 1998, as amended from time to time in accordance with Section 6.13.

      "dollars" or "$" refers to lawful money of the United States of America.

      "DonTech I" means Am-Don Partnership, an Illinois partnership, and its successors.

      "DonTech II" means DonTech II, an Illinois partnership, and its successors.

      "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "Event of Default" has the meaning assigned to such term in Article 7.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(e).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

      "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof and (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof.

      "Fixed Charge Coverage Ratio" means, at the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended to (ii) the sum of (A) Consolidated Cash Interest Expense for such period plus (B) Consolidated Capital Expenditures for such period plus (C) income tax expense of the Borrower and its Consolidated Subsidiaries for such period plus (D) dividends paid or payable (without duplication) by the Borrower during such period plus (E) the aggregate principal amount of long term Indebtedness of the Borrower and its Consolidated Subsidiaries scheduled to be amortized during such period minus (F) any Restricted Payment made by Borrower to Holdings in reliance on clause (iv) of
Section 6.10 during such
period. The "Fixed Charge Coverage Ratio" for any fiscal quarter ended prior to June 30, 1998 shall be determined on the basis of the pro forma financial statements of the Borrower set forth on Schedule 1 and the "Fixed Charge Coverage Ratio" for any other fiscal quarter ended prior to the Spin-off Date or during which the Spin-off Date occurs shall be determined on the basis of the financial statements for such fiscal quarter delivered by the Borrower to the Lenders pursuant to Section 5.01(a) or (b) and prepared in accordance therewith.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Holdings" means The Dun & Bradstreet Corporation, a Delaware corporation (which will be renamed R. H. Donnelley Corporation before or immediately after the consummation of the Spin-off), and its successors.

      "Holdings Collateral Agreement" means the Guarantee and Collateral Agreement dated as of the Effective Date between Holdings and the Administrative Agent, substantially in the form of Exhibit C, as amended from time to time.

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any Material Joint Venture or other partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity (including by virtue of any partnership agreement), except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that, for purposes of the definition of "Consolidated Total Debt", the Indebtedness of the Borrower and its Consolidated Subsidiaries shall include only a percentage of the Indebtedness of any Material Joint Venture or other partnership equal to the percentage interest in such Material Joint Venture held by the Borrower and its Consolidated Subsidiaries, so long as the long term unsecured debt securities of each other partner in such Material Joint Venture (or any entity which holds, directly or indirectly, 100% of the equity interests of such partner) are rated at least BBB- by S&P and Baa3 by Moody's.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Information Memorandum" means the Confidential Information Memorandum dated May 1998 relating to Holdings, the Borrower and the Transactions.

      "Information Statement" means the Information Statement of Holdings and New D&B dated May __, 1998.

      "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

      "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "IRS Ruling" has the meaning set forth in Section 4.01(i).

      "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

      "Leverage Ratio" means, on any date, the ratio of (i) Consolidated Total Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on or most recently prior to such date.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loan Documents" means this Agreement and the Security Documents.

      "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan
Parties.

      "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and the Subsidiaries taken as a whole, or of the Material Joint Ventures, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders or the Administrative Agent under any Loan Document.

      "Material Agreements" means (i) the Partnership Agreement dated as of August 19, 1997 between the Borrower and Ameritech Publishing of Illinois, Inc. with respect to DonTech II, (ii) the Revenue Participation Agreement dated as of August 19, 1997 between the Borrower and the APIL Partners Partnership, (iii) the Partnership Agreement dated as of May 5, 1988 between the Borrower and Centel Directory Company, with respect to CenDon, (iv) the Directory Services Agreement dated September 5, 1985 between NYNEX Information Resources Company and Donnelley Directory, a division of the Borrower and (v) the Indemnity and Joint Defense Agreement dated as of October 28, 1996, among AC Nielsen Corporation, Holdings and Cognizant Corporation, as amended by the side letter dated December 10, 1996, from AC Nielsen Corporation and confirmed and agreed by Holdings and Cognizant Corporation, in each case as amended, revised or replaced from time to time in accordance with Section 6.13.

      "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

      "Material Joint Ventures" means (i) DonTech II and (ii) CenDon and, for the purpose of the definition of "Consolidated EBITDA", DonTech I.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Proceeds" means, with respect to any Prepayment Event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans and the Subordinated Debt) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

      "New D&B" means The New Dun & Bradstreet Corporation, a Delaware corporation (which will be renamed The Dun & Bradstreet Corporation before or immediately after the consummation of the Spin-off), and its successors.

      "Obligations" means all obligations of the Loan Parties under the Loan Documents.

      "Offering Circular" means the Confidential Offering Circular dated June 3, 1998 relating to Holdings, the Borrower and the Transactions.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Acquisition" means any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of all or a substantial part of the assets, or a going concern business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise; provided that:

      (w) both before and immediately after giving effect to such acquisition, no Default shall have occurred and be continuing;

      (x) the Person whose assets, securities or equity interests are being acquired is engaged in the same line of business activity as the Borrower and its Subsidiaries and businesses reasonably related thereto in compliance with
Section 6.05;

      (y) immediately after giving effect to such acquisition, the Borrower shall be in compliance with the ratios set forth in Sections 6.01 and 6.02, respectively, opposite the period in which the date of proposed consummation of such acquisition falls (the "Transaction Date") (and, for purposes of determining such compliance, "Consolidated EBITDA" and the "Fixed Charge Coverage Ratio" shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such Transaction Date and adjusted to give effect to the proposed acquisition as if it had occurred on the first day of the relevant period for testing compliance and "Consolidated Total Debt" shall be as in effect on such Transaction Date and assuming the proposed acquisition has been consummated); and

      (z) if immediately after giving effect to such acquisition, the Borrower shall have any additional Subsidiaries, the Borrower shall have complied, and shall have caused such additional Subsidiaries to have complied, with the provision of Section 5.13 with respect thereto.

      "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prepayment Event" means:

            (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary or Holdings, other than (i) dispositions described in clauses (i), (ii), (iii) and (iv) of Section 6.07 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of the Borrower; or

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary or Holdings, other than any such damage to, or taking of, any property or asset the Net Proceeds of which do not exceed in the aggregate $20,000,000;

provided that any transaction not otherwise excluded from the definition of "Prepayment Event" shall not constitute a "Prepayment Event" if the Net Proceeds therefrom have been reinvested by the Borrower and its Subsidiaries within 360 days after receipt thereof (and, to the extent such Net Proceeds are not so invested within such period, such transaction shall constitute a "Prepayment Event" on the first day after such period, and the Net Proceeds with respect thereto shall be equal to the amount of such Net Proceeds not so invested during such period.)

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Register" has the meaning set forth in Section 9.04(c).

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property) in respect of any shares of any class of capital stock or other equity interests of Holdings, the Borrower or any Subsidiary, including any sinking fund or similar deposit or any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests or any option, warrant or other right to acquire any such shares of capital stock or other equity interests.

      "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

      "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

      "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and Swingline Exposure at such time.

      "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

      "Revolving Loan" means a Loan made pursuant to clause (d) of Section 2.01.

      "Revolving Maturity Date" means June 5, 2004 (or, if such day is not a Business Day, the immediately succeeding Business Day).

      "S&P" means Standard & Poor's Ratings Group and its successors.

      "Security Documents" means the Borrower Security Agreement, the Holdings Collateral Agreement, the Subsidiary Collateral Agreement and each other security agreement, pledge agreement, mortgage or other instrument or document executed and delivered pursuant to Section 5.13 or 5.14 to secure any of the Obligations.

      "Spin-off" means all of the transactions contemplated by the Information Statement and Article 2 of the Distribution Agreement to be consummated on or prior to the Distribution Date (as defined therein), including without limitation (i) the transfer by Holdings to New D&B of all of Holdings' and its subsidiaries' right, title and interest in the New D&B Assets (as defined in the Distribution Agreement), (ii) the transfer by New D&B and its subsidiaries to Holdings, the Borrower and its Subsidiaries of all of New D&B's and its subsidiaries' right, title and interest in the RHD Assets (as defined in the Distribution Agreement), (iii) the execution and delivery of each Spin-off Document by each party thereto, and (iv) the Distribution (as defined in the Distribution Agreement).

      "Spin-off Date" means the date of consummation of the Spin-off.

      "Spin-off Documents" means (i) the Information Statement, (ii) the Distribution Agreement and (iii) each Ancillary Agreement (as defined in the Distribution Agreement), in the case of the documents described in clauses (ii) and (iii), substantially in the form provided to the Lenders on June 2, 1998 and as amended from time to time in accordance with Section 6.13.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subordinated Debt" means the Senior Subordinated Notes Due 2008 to be issued by the Borrower on or prior to the Effective Date in the aggregate principal amount of $150,000,000 and the Indebtedness represented thereby.

      "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof, as amended from time to time in accordance with Section 6.13.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Borrower.

      "Subsidiary Collateral Agreement" means the Subsidiary Guarantee and Collateral Agreement dated as of the Effective Date among the Subsidiary Loan Parties and the Administrative Agent substantially in the form of Exhibit D, as amended from time to time.

      "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.04.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Term Loans" means Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

      "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $75,000,000.

      "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

      "Tranche A Maturity Date" means June 5, 2004 (or, if such day is not a Business Day, the immediately succeeding Business Day).

      "Tranche A Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

      "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $125,000,000.

      "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

      "Tranche B Maturity Date" means December 5, 2005 (or, if such day is not a Business Day, the immediately succeeding Business Day).

      "Tranche B Term Loan" means a Loan made pursuant to clause (b) of Section 2.01.

      "Tranche C Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche C Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche C Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche C Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche C Commitments is $100,000,000.

      "Tranche C Lender" means a Lender with a Tranche C Commitment or an outstanding Tranche C Term Loan.

      "Tranche C Maturity Date" means December 5, 2006 (or, if such day is not a Business Day, the immediately succeeding Business Day).

      "Tranche C Term Loan" means a Loan made pursuant to clause (c) of Section 2.01.

      "Transactions" means the Spin-off and the Financing Transactions.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a

"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                    ARTICLE 2
                                   THE CREDITS

      SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment,
(b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment, (c) to make a Tranche C Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche C Commitment, and (d) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

      SECTION 2.02. Loans and Borrowings.Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

      (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $250,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings in each Class outstanding.

      (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date or Tranche C Maturity Date, as applicable.

      SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

      (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing, Tranche B Term Borrowing or Tranche C Term Borrowing;

      (ii) the aggregate amount of such Borrowing;

      (iii) the date of such Borrowing, which shall be a Business Day;

      (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

      (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

      (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

      (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i)
in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

      (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

      SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments, Tranche B Commitments and Tranche C Commitments shall terminate at 3:00 p.m., New York City time, on the earlier of (x) July 15, 1998 and (y) the date of the first Borrowing hereunder and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

      (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary or Holdings in respect of any Prepayment Event, the Revolving Commitments shall be immediately and permanently reduced by an amount (if any) equal to the amount of such Net Proceeds minus the portion of such amount required to be applied to repay the Term Borrowings in accordance with Section 2.10(b); provided that after giving effect to any such reduction pursuant to this subsection (b), the Revolving Commitments shall not be less than $50,000,000.

      (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

      (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

      SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         Section 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

             ----------------------------------------------------
                  Date                               Amount
                  -----                              ------
                 9/30/99                           $  937,500
                12/31/99                           $  937,500
                 3/31/00                           $  937,500
                 6/30/00                           $  937,500
                 9/30/00                           $2,812,500
                12/31/00                           $2,812,500
                 3/31/01                           $2,812,500
                 6/30/01                           $2,812,500
                 9/30/01                           $3,750,000
                12/31/01                           $3,750,000
                 3/31/02                           $3,750,000
                 6/30/02                           $3,750,000
                 9/30/02                           $4,687,500
                12/31/02                           $4,687,500
                 3/31/03                           $4,687,500
                 6/30/03                           $4,687,500
                 9/30/03                           $6,562,500
                12/31/03                           $6,562,500
                 3/31/04                           $6,562,500
             Tranche A                             $6,562,500
             Maturity Date
             ----------------------------------------------------

         (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

             ----------------------------------------------------
                  Date                               Amount
                  -----                              ------
                 9/30/98                            $   312,500
                12/31/98                            $   312,500
                 3/31/99                            $   312,500
                 6/30/99                            $   312,500
                 9/30/99                            $   312,500
                12/31/99                            $   312,500
                 3/31/00                            $   312,500
                 6/30/00                            $   312,500
                 9/30/00                            $   312,500
                12/31/00                            $   312,500
                 3/31/01                            $   312,500
                 6/30/01                            $   312,500
                 9/30/01                            $   312,500
                12/31/01                            $   312,500
                 3/31/02                            $   312,500
                 6/30/02                            $   312,500
                 9/30/02                            $   312,500
                12/31/02                            $   312,500
                 3/31/03                            $   312,500
                 6/30/03                            $   312,500
                 9/30/03                            $   312,500
                12/31/03                            $   312,500
                 3/31/04                            $   312,500
                 6/30/04                            $   312,500
                 9/30/04                            $ 9,375,000
                12/31/04                            $ 9,375,000
                 3/31/05                            $ 9,375,000
                 6/30/05                            $ 9,375,000
                 9/30/05                            $40,000,000
             Tranche B                              $40,000,000
             Maturity Date
             ----------------------------------------------------

      (c) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche C Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

             ----------------------------------------------------
                  Date                               Amount
                  -----                              ------
                 9/30/98                         $   250,000
                12/31/98                         $   250,000
                 3/31/99                         $   250,000
                 6/30/99                         $   250,000
                 9/30/99                         $   250,000
                12/31/99                         $   250,000
                 3/31/00                         $   250,000
                 6/30/00                         $   250,000
                 9/30/00                         $   250,000
                12/31/00                         $   250,000
                 3/31/01                         $   250,000
                 6/30/01                         $   250,000
                 9/30/01                         $   250,000
                12/31/01                         $   250,000
                 3/31/02                         $   250,000
                 6/30/02                         $   250,000
                 9/30/02                         $   250,000
                12/31/02                         $   250,000
                 3/31/03                         $   250,000
                 6/30/03                         $   250,000
                 9/30/03                         $   250,000
                12/31/03                         $   250,000
                 3/31/04                         $   250,000
                 6/30/04                         $   250,000
                 9/30/04                         $   250,000
                12/31/04                         $   250,000
                 3/31/05                         $   250,000
                 6/30/05                         $   250,000
                 9/30/05                         $   250,000
                12/31/05                         $   250,000
                 3/31/06                         $   250,000
                 6/30/06                         $   250,000
                 9/30/06                         $46,000,000
             Tranche C                           $46,000,000
             Maturity Date
             ----------------------------------------------------

      (d) If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section (i) in the case of a prepayment made pursuant to Section 2.10(a), first, to reduce scheduled repayments of the Term Borrowings of such Class due in the 365-day period immediately following the day such prepayment is made (until all such scheduled repayments have been reduced to zero) and thereafter, ratably and
(ii) in the case of a prepayment made pursuant to Section 2.10(b), ratably.

      (e) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

      Section 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

      (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary or Holdings in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

      (c) If on any date the Revolving Commitments are permanently reduced pursuant to Section 2.07(b), then, on such date, the Borrower shall prepay Revolving Borrowings and/or Swingline Loans in an aggregate amount equal to the amount (if any) by which the sum of the Revolving Exposures exceed the Revolving Commitments as then reduced.

      (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(e) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Term Borrowings of each Class then outstanding pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender or Tranche C Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Borrowings or Tranche C Term Borrowings, as the case may be, pursuant to paragraph (b) of this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Borrowings or Tranche C Term Borrowings, as the case may be, but was so declined shall be applied to prepay Tranche A Term Borrowings then outstanding.

      (e) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and, to the extent applicable, amounts required to be paid by Section 2.15.

      Section 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each

Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the Revolving Commitments, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof, and (ii) in the case of commitment fees in respect of the Term Commitments of any Class, on the date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

      (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

      (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

      Section 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

      (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

      (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

      Section 2.14. Increased Costs. (a) If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

            (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

      (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      Section 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Each Foreign Lender, or any estate or trust that is subject to federal income taxation regardless of the source of its income (each, a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit F and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation), In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non- U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

      Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15, 2.16 or 9.03, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its

Revolving Loans, Term Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      Section 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                    ARTICLE 3
                         Representations and Warranties

      Each of Holdings and the Borrower represents and warrants to the Lenders that:

      Section 3.01. Organization; Powers. Each of Holdings, the Borrower and its Subsidiaries and each Material Joint Venture is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted on or after the Spin-off Date and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Each Spin-off Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the filing of a Form 10 by Holdings and New D&B with the Securities and Exchange Commission, the filing of a Form 8-K by Holdings with the Securities and Exchange Commission, the filing by Holdings and the Borrower with and declaration of effectiveness of a registration statement by the Securities and Exchange Commission relating to an exchange offer of the Subordinated Debt, the filing of UCC-1 financing statements necessary to perfect the Liens created under the Security Documents, each of which has been made and is in full force and effect, and certain filings and approvals relating to the Spin-off with respect to the transfer of assets and stock of non-United States entities and to the transfer of licenses related to the collection agency business, the failure of which to make or obtain could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture, except Liens created under the Security Documents.

      Section 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 1996 and December 31, 1997, each reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1998, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

      (b) The Borrower has heretofore furnished to the Lenders (i) its unaudited pro forma condensed balance sheet and unaudited pro forma condensed statement of operations, each prepared giving effect to the Transactions as if the Transactions had occurred on December 31, 1997, in the case of such balance sheet and January 1, 1997, in the case of such statement of operations and (ii) its unaudited pro forma combined balance sheet and unaudited pro forma condensed statement of operations, each prepared giving effect to the Transactions as if the Transactions had occurred on March 31, 1998, in the case of such balance sheet and January 1, 1998, in the case of such statement of operations. Such pro forma financial statements (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) are based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflect all adjustments necessary to give effect to the Transactions and (iv) present fairly, in all material respects (x) in the case of such pro forma balance sheets, the financial position of the Borrower and its consolidated Subsidiaries as of December 31, 1997 and March 31, 1998, respectively (as if the Transactions had occurred on such dates) and (y) in the case of such pro forma statements of operations, the results of operations of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 1997 (as if the Transactions had occurred on January 1, 1997) and for the fiscal quarter ended March 31, 1998 (as if the Transactions had occurred on January 1, 1998), respectively.

      (c) The Borrower has heretofore furnished to the Lenders (i) the audited combined balance sheets of DonTech I and DonTech II and the audited balance sheet of CenDon as of the fiscal years ended December 31, 1996 and December 31, 1997, in each case reported on by Coopers & Lybrand L.L.P., independent public accountants, (ii) the audited combined statements of operations, partners' capital and cash flows for DonTech I and DonTech II and the audited statements of operations and cash flows for CenDon for each of the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, in each case reported on by Coopers & Lybrand L.L.P., independent public accountants, and
(iii) the unaudited balance sheet of each of DonTech I and DonTech II as of the fiscal quarter ended March 31, 1998 and their respective statements of operations, partners' capital and cash flows for the fiscal quarter and the portion of the fiscal year then ended, certified by a Financial Officer. Such financial statements present fairly, in all material respects, (x) in the case of the financial statements described in clause (i), the combined financial position of DonTech I and DonTech II and the financial position of CenDon as of December 31, 1996 and December 31, 1997, respectively, (y) in the case of the financial statements described in clause (ii), the combined statements of operations of DonTech I and DonTech II and their combined cash flows and the statement of operations and cash flows of CenDon for each of the fiscal years in the three year period ended December 31, 1997 and (z) in the case of the financial statements described in clause (iii), the financial position of each of DonTech I and DonTech II, respectively, at March 31, 1998 and their respective results of operations and their respective cash flows for the portion of the fiscal year then ended, in each case in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (iii) above.

      (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum or the Offering Circular and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or its Subsidiaries or the Material Joint Ventures has, as of each of the Effective Date and the Spin-off Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

      (e) Since December 31, 1997, except as disclosed in the Information Memorandum or the Offering Circular, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and its Subsidiaries, taken as a whole, or the Material Joint Ventures, taken as a whole.

      Section 3.05. Properties. (a) Each of Holdings, the Borrower and its Subsidiaries and each Material Joint Venture has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. There are no Liens on any such property other than Liens permitted under Section 6.04.

      (b) Each of Holdings, the Borrower and its Subsidiaries and each Material Joint Venture owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and its Subsidiaries and each Material Joint Venture does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (c) Schedule 3.05 sets forth the address of each real property that is or will be owned or leased by the Borrower or any of its Subsidiaries as of each of the Effective Date and the Spin-off Date, in each case after giving effect to the Transactions.

      Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents, any of the Spin-off Documents, any of the Material Agreements or the Transactions.

      (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of its Subsidiaries nor any Material Joint Venture (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      Section 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Subsidiaries and each Material Joint Venture is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation any "margin" rules or regulations promulgated by the Board) and all indentures, agreements (including without limitation all Material Agreements) and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      Section 3.08. Investment and Holding Company Status. Neither Holdings, the Borrower nor any of its Subsidiaries nor any Material Joint Venture is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      Section 3.09. Taxes. Each of Holdings, the Borrower and its Subsidiaries and each Material Joint Venture has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary or such Material Joint Venture, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

      Section 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the Information Statement, the Offering Circular, the Information Memorandum or any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by management to be reasonable at the time.

      Section 3.12. Subsidiaries and Joint Ventures. On the Effective Date, Holdings will not have any subsidiaries other than the Borrower, New D&B and New D&B's subsidiaries, and the Borrower will have no Subsidiaries. On the Spin-off Date and after giving effect to the Spin-off, Holdings will not have any subsidiaries other than the Borrower and the Borrower will not have any Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Material Joint Venture and each partnership or joint venture to which the Borrower is a party or in which the Borrower has an economic interest as of the Effective Date and the Spin-off Date.

      Section 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due have been paid.

      Section 3.14. Use of Proceeds. The proceeds of the Loans will be applied by the Borrower in accordance with the provisions of Section 5.12.

      Section 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and the Spin-off Date and immediately following the making of each Loan, if any, made on the Effective Date and the Spin-off Date, respectively, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Spin-off Date.

      Section 3.16. Senior Indebtedness. The Obligations constitute "Senior Debt" and "Parent Company Senior Debt" under and as defined in the Subordinated Debt Documents.

      Section 3.17. Security Documents. The Security Documents create valid security interests in the Collateral purported to be covered thereby, which security interests are and will remain perfected security interests, prior to all other Liens other than Permitted Encumbrances in existence on the Effective Date. Each of the representations and warranties made by any Loan Party in the Security Documents is true and correct.

      Section 3.18. Representation and Warranties Related to New D&B and the Spin-off. (a) New D&B is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform the Spin-off Documents to which it is a party and to consummate the Spin-off.

      (b) The execution, delivery and performance by New D&B of the Spin-off Documents to which it is a party and the consummation by New D&B of the Spin-off
(i) are within New D&B's corporate powers, (ii) have been duly authorized by all necessary corporate and, if required, stockholder action and (iii) (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for the filings which have been made and are in full force and effect and except for those referred to in
Section 3.03(a), (x) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of New D&B or any order of any Governmental Authority and (y) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon New D&B or any of its subsidiaries or its assets, or give rise to a right thereunder to require any material payment to be made by New D&B or any of its subsidiaries. Each Spin-off Document to which New D&B is to be a party, when executed and delivered by New D&B, will constitute a legal, valid and binding obligation of New D&B, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                                    ARTICLE 4
                                   Conditions

      Section 4.01. Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

            (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Cravath, Swaine & Moore, New York counsel for the Loan Parties, substantially in the form of Exhibit E-1, (ii) Nancy L. Henry, Senior Vice President and General Counsel of Holdings, substantially in the form of Exhibit E-2 and
            (iii) Steven Wiznitzer, General Counsel of the Borrower, substantially in the form of Exhibit E-3, and, in each case, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower and Holdings hereby request each such counsel to deliver such opinions.

            (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a

            Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

            (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (f) The Administrative Agent (or its counsel) shall have received counterparts of the Holdings Collateral Agreement and the Borrower Security Agreement duly executed by each party thereto, together with the following:

                        (i) stock certificates representing all the outstanding
                  shares of capital stock of the Borrower owned by or on behalf of Holdings as of the Effective Date after giving effect to the Transactions and stock powers endorsed in blank with respect to such stock certificates;

                        (ii) all documents and instruments, including Uniform
                  Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents; and

                        (iii) a completed Perfection Certificate of each Loan
                  Party dated the Effective Date and signed by an executive officer or Financial Officer of such Loan Party, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
                  Section 6.04(a) or have been released;

            (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 is in effect.

            (h) The Borrower shall have received gross cash proceeds of not less than $150,000,000 from the issuance of the Subordinated Debt. The terms and conditions of the Subordinated Debt and the provisions of the Subordinated Debt Documents shall be substantially as described in the Offering Circular. The Administrative Agent shall have received copies of the Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

            (i) The proposed distribution by Holdings of all of its assets (other than the capital stock of the Borrower and certain related miscellaneous assets) to the shareholders of Holdings as approved by the board of directors of Holdings shall be substantially on the terms and conditions described in the Information Statement. All material authorizations and approvals to be obtained from any Governmental Authority with respect to the Transactions (including without limitation the private letter ruling from the Internal Revenue Service to the effect that the Spin-off will be tax-free to Holdings and the shareholders of Holdings (the "IRS Ruling")) shall have been obtained and shall be in full force and effect, with only the exceptions described in Section 3.03(a). The board of directors of Holdings shall have authorized the Spin-off and declared a ratable dividend to the shareholders of Holdings payable in shares of capital stock of New D&B and all other conditions precedent to the consummation of the Spin-off on the terms and conditions described in the Information Statement shall have been satisfied, except for the conditions precedent set forth on Schedule 4.01(i). The Administrative Agent shall have received copies of each such material authorization or approval (including without limitation the IRS Ruling), each Spin-off Document, if any, in effect on the Effective Date and each Material Agreement, certified by a Financial Officer as complete and correct. All agreements relating to Holdings, the Borrower, each Subsidiary and each Material Joint Venture (including without limitation all material contracts, tax sharing agreements, indemnity agreements and transitional agreements to which Holdings, the Borrower, any Subsidiary or any Material Joint Venture is a party) and all organizational documents and the corporate and capital structure of such entities, in each case as proposed to be in effect after giving effect to the Spin-off, shall be in all material respects as described in the Information Statement or the Offering Circular, with only such material changes as the Required Lenders shall have approved.

            (j) The Lenders shall have received a solvency certificate, dated the Effective Date and signed by a Financial Officer, in form and substance satisfactory to the Lenders.

            (k) The Lenders shall have received evidence satisfactory to them that there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against, or threatened against or affecting Holdings, the Borrower or any of its Subsidiaries or any Material Joint Venture (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents, any of the Spin-off Documents, any of the Material Agreements or the Transactions.

            (l) The Administrative Agent shall have received evidence satisfactory to it that, concurrently with the application of the proceeds of the loans to be made on the Effective Date, all commitments to extend credit under the Multi-year Revolving Credit and Competitive Advance Facility and the 364-Day Revolving Credit and Competitive Advance Facility, each dated as of August 30, 1996 and among Holdings, the Borrowing Subsidiaries party thereto, the lenders party thereto, The Chase Manhattan Bank, as administrative agent, Citibank, N.A., as syndication agent and Morgan Guaranty Trust Company of New York, as documentation agent, shall have been terminated and all amounts outstanding thereunder shall have been repaid in full.

            (m) The Lenders shall have received the financial statements described in clauses (a), (b) and (c) of Section 3.04. After giving effect to the Transactions to be consummated on the Effective Date, neither Holdings, the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than Indebtedness permitted by Section 6.03(a) or (c).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on July 15, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing.

            (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE 5
                              Affirmative Covenants

      Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

      Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

            (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that such financial statements for any fiscal year ended prior to the Spin-off Date or during which the Spin-off Date occurs shall be prepared on a pro forma basis giving effect to the Transactions as if the Transactions had occurred on the first day of such fiscal year and on the basis of the assumptions used to prepare the financial statements set forth in Schedule 1;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consis tently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that such financial statements for any fiscal quarter ended prior to the Spin-off Date or during which the Spin-off Date occurs shall be prepared on a pro forma basis giving effect to the Transactions as if the Transactions had occurred on the first day of such fiscal quarter and on the basis of the assumptions used to prepare the financial statements set forth in Schedule 1;

            (c) within 90 days after the end of each fiscal year of each Material Joint Venture, its audited balance sheet and related statements of operations, partners' capital and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of such Material Joint Venture in accordance with GAAP consistently applied;

            (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Material Joint Ventures (i) in the case of CenDon, its balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (ii) in the case of DonTech II, its balance sheet and related statements of operations, partners' capital and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year; setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of such Material Joint Venture's financial officers as presenting fairly in all material respects the financial condition and results of operations of such Material Joint Venture in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (e) concurrently with any delivery of financial statements under clause (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01 through 6.04, inclusive, 6.06, 6.07,
            6.08 and 6.10, (iii) listing the Subsidiaries at the last day of the relevant fiscal quarter or fiscal year, as the case may be, and setting forth reasonably detailed calculations demonstrating the determination thereof and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's most recent audited financial statements referred to in
            Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (f) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (g) at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and the assumptions used therein) and, promptly when available, any material revisions of such budget;

            (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary or any Material Joint Venture with the Securities and Exchange Commission, or any Govern mental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary or any Material Joint Venture, or compliance with the terms of any Loan Document, Spin-off Document or Material Agreement, as the Administrative Agent or any Lender may reasonably request.

      Section 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower, any Subsidiary or any Material Joint Venture that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      Section 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence (including without limitation the change of Holdings' corporate name to "R. H. Donnelley Corporation," as contemplated in the Information Statement), unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

      (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower (i) setting forth the information required pursuant to Section 2 of each of the Perfection Certificates (as defined in the Borrower Security Agreement or the Subsidiary Collateral Agreement, as applicable) or confirming that there has been no change in such information since the date of such Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

      Section 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.05.

      Section 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other material obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      Section 5.07. Insurance. (a) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts (with no greater risk retention) and against at least such risks as are usually maintained, retained or insured against in the same general area by companies of established repute engaged in the same or a similar business. In addition, each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, maintain all the insurance required to be maintained under the Security Documents. The Borrower will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

      Section 5.08. Casualty and Condemnation. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding in accordance with the provisions of the Security Documents.

      Section 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (including without limitation, but subject to any confidentiality obligation to which the Borrower or any Subsidiary is subject, any of the foregoing in the possession of the Borrower or any of its Subsidiaries with respect to, or relating to, the Material Joint Ventures) all at such reasonable times and as often as reasonably requested. In addition, Holdings and the Borrower will, and will cause each of its Subsidiaries to, use its reasonable efforts to give the Administrative Agent and the Lenders the rights set forth in the immediately preceding sentence with respect to the Material Joint Ventures.

      Section 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.11. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by January 1, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment ) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

      Section 5.12. Use of Proceeds. The proceeds of the Term Loans and the Revolving Loans made on the Effective Date, together with the proceeds of the Subordinated Debt, will be used by the Borrower only for the payment of (a) a dividend or other distribution to Holdings, the proceeds of which will be applied by Holdings to repay Indebtedness outstanding on the Effective Date (including without limitation Indebtedness of Holdings to subsidiaries that, following the Spin-off, will be subsidiaries of New D&B) and (b) fees and expenses payable in connection with the Transactions. The proceeds of the Revolving Loans made after the Effective Date and Swingline Loans will be used only for general corporate purposes, including working capital and the payment of fees and expenses payable in connection with the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

      Section 5.13. Subsidiaries. If any Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to the Subsidiary Collateral Agreement within ten Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the

Required Lenders shall reasonably request and (b) if any shares of capital stock or other equity interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such shares and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Documents within ten Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Security Documents may be limited to 65% of the outstanding shares of common stock or other equity interests of such Subsidiary).

      Section 5.14. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

      (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Subsidiary Collateral Agreement that become subject to the Lien of the Subsidiary Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                                    ARTICLE 6
                               Negative Covenants

      Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that:

      Section 6.01. Leverage Ratio. At any date during any period set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such period:

               ----------------------------------------------
                    Period                         Ratio
                    ------                         -----
                9/30/98-9/29/99                    4.25:1
                9/30/99-12/30/00                   4.00:1
               12/31/00-12/30/01                   3.75:1
               12/31/01-12/30/02                   3.50:1
                12/31/02-9/29/03                   3.25:1
                9/30/03-6/29/04                    3.00:1
                   Thereafter                      2.75:1
               ----------------------------------------------

      Section 6.02. Fixed Charge Coverage Ratio. At the last day of any fiscal quarter, the Fixed Charge Coverage Ratio will not be less than 1.10:1.00.

      Section 6.03. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, (i) create, incur, assume or permit to exist any Indebtedness or (ii) issue any preferred stock or other preferred equity, except:

            (i) Indebtedness created under the Loan Documents;

            (ii) the Subordinated Debt;

            (iii) Indebtedness existing on the date hereof and set forth in
            Schedule 6.03(a), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

            (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.06;

            (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.06;

            (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding;

            (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $10,000,000 at any time outstanding;

            (viii) Indebtedness of the Borrower incurred to finance a Permitted Acquisition that is permitted by Section 6.06 so long as (w) such Indebtedness is subordinated to the Indebtedness created under the Loan Documents in a manner substantially equivalent to the subordination of the Subordinated Debt, (x) the terms of such Indebtedness are no more restrictive than the terms applicable to the Loans, (y) the final maturity of such Indebtedness is no earlier than the final maturity of the Loans and (z) such Indebtedness shall not require any payments of principal thereof prior to the final maturity of the Loans; provided that, immediately after giving effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with the ratios set forth in Sections 6.01 and 6.02, respectively, opposite the period in which the date of the proposed incurring of such Indebtedness falls (the "Indebtedness Measurement Date") (and, for purposes of determining such compliance, "Consolidated EBITDA"and the "Fixed Charge Coverage Ratio" shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such

            Indebtedness Measurement Date and adjusted to give effect to the proposed incurrence of Indebtedness and the uses of the proceeds thereof as if such Indebtedness had been incurred on the first day of the relevant period for testing compliance and "Consolidated Total Debt" shall be as in effect on such Indebtedness Measurement Date and assuming the proposed Indebtedness has been incurred); and

            (ix) unsecured Indebtedness of the Borrower or any Subsidiary not permitted by any of the foregoing clauses in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

      (b) The Borrower will not vote its direct or indirect interest in any Material Joint Venture to permit the Material Joint Ventures to create, incur, assume or permit to exist any Indebtedness except:

            (i) Indebtedness existing on the date hereof and set forth in
            Schedule 6.03(b), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; and

            (ii) other Indebtedness of the Material Joint Ventures in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

      (c) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents and (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.03(c).

      Section 6.04. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (including without limitation any such rights under any Material Agreement), except:

            (i) Liens created under the Loan Documents;

            (ii) Permitted Encumbrances;

            (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof of the types and securing obligations in the amounts set forth in Schedule 6.04(a); provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof;

            (iv) any Lien (other than Liens permitted by clause (iii)) existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

            (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by Section 6.03(a)(vi), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

      (b) The Borrower will not vote its direct or indirect interest in any Material Joint Venture to permit the Material Joint Ventures to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by them, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except:

            (i) Permitted Encumbrances;

            (ii) any Lien on any property or asset of any Material Joint Venture existing on the date hereof and set forth in Schedule 6.04(b); provided that (A) such Lien shall not apply to any other property or asset of such Material Joint Venture and (B) such Lien shall secure only those obligations which it secures on the date hereof;

            (iii) any Lien existing on any property or asset prior to the acquisition thereof by any Material Joint Venture; provided that (A) such Lien is not created in contemplation of or in connection with such acquisi tion, (B) such Lien shall not apply to any other property or assets of such Material Joint Venture and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition;

            (iv) Liens on fixed or capital assets acquired, constructed or improved by any Material Joint Venture; provided that (A) such Liens secure Indebtedness permitted by Section 6.03(b)(ii), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of such Material Joint Venture; and

            (v) Liens not otherwise permitted by the foregoing clauses securing Indebtedness of the Material Joint Ventures in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

      (c) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof except liens created under the Holdings Collateral Agreement and Permitted Encumbrances.

      Section 6.05. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and
(iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06.

      (b) The Borrower will not, and will not permit any of its Subsidiaries to, and will not vote its direct or indirect interest in any Material Joint Venture to permit such Material Joint Venture to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its

Subsidiaries or such Material Joint Venture, as the case may be, on the date of execution of this Agreement and businesses reasonably related thereto.

      (c) Holdings will not engage in any business or activity other than the ownership of all the outstanding shares of capital stock of the Borrower (and, prior to the Spin-off Date, the capital stock of New D&B and of subsidiaries that, following the Spin-off, will be subsidiaries of New D&B) and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower and, prior to the Spin-off Date, the capital stock of New D&B and subsidiaries that, following the Spin-off, will be subsidiaries of New D&B, cash, Permitted Investments and equipment having a de minimus value) or incur any liabilities (other than liabilities under the Loan Documents, the Subordinated Debt Documents, the Spin-off Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

      Section 6.06. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, for purposes of this Section 6.06, an "investment"), except:

            (i) Permitted Investments;

            (ii) investments existing on the date hereof and set forth on
            Schedule 6.06;

            (iii) investments by the Borrower and its Subsidiaries in the capital stock of their Subsidiaries; provided that (i) any such shares of capital stock held by a Loan Party shall be pledged pursuant to the Subsidiary Collateral Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.13) and (ii) the amount of investments made by the Borrower and its Subsidiaries in Subsidiaries that are not Loan Parties under this clause (iii) after the Effective Date, together with loans and advances made to any such Subsidiaries after the Effective Date under Section 6.06(a)(iv) and Guarantees for the benefit of any such Subsidiaries granted after the

            Effective Date under Section 6.06(a)(v), shall not exceed $5,000,000 in the aggregate at any time outstanding;

            (iv) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of all such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties under this clause
            (iv) after the Effective Date, together with investments in any such Subsidiaries made after the Effective Date under Section 6.06(a)(iii) and Guarantees for the benefit of any such Subsidiaries granted after the Effective Date under Section 6.06(a)(v), shall not exceed $5,000,000 in the aggregate at any time outstanding;

            (v) Guarantees constituting Indebtedness permitted by Section 6.03(a); provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Subsidiary Collateral Agreement and (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (ii) the amount of Indebtedness that is (A) outstanding with respect to Subsidiaries that are not Loan Parties and (B) Guaranteed by any Loan Party under this clause (v) after the Effective Date, together with investments made under Section 6.06(a)(iii) after the Effective Date and loans and advances made to any such Subsidiaries after the Effective Date under Section 6.06(a)(iv), shall not exceed $5,000,000 in the aggregate at any time outstanding;

            (vi) (x) investments in existence on the date hereof in Material Joint Ventures and (y) investments in Material Joint Ventures (other than investments permitted by clause (vi)(x) or any other clause of this Section) in an aggregate amount not to exceed $10,000,000;

            (vii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

            (viii) investments not otherwise permitted by the foregoing clauses of this Section and consisting of (x) Permitted Acquisitions in an aggregate amount not to exceed on any date the greater of (1) $30,000,000 and (2) the amount by which the Basket Amount in effect on such date exceeds the sum of (xx) the aggregate amount of Restricted Payments declared or made (without duplication) by the Borrower in reliance on clause (v) of Section 6.10 on or prior to such date and (yy) the aggregate amount of investments in excess of $30,000,000 made by the Borrower or any of its Subsidiaries in reliance on clause (y)(2) of this Section 6.06(viii); provided that at least 10 Business Days prior to consummating any Permitted Acquisition, the Borrower shall have delivered to the Lenders a certificate of a Financial Officer of the Borrower certifying that the conditions described in the definition of "Permitted Acquisition" have been met with respect thereto and setting forth in reasonable detail the calculations required to be made pursuant to clause (y) of such definition and the assumptions used by the Borrower to make such calculations and
            (y) investments in joint ventures and partnerships (other than Permitted Acquisitions) in an aggregate amount not to exceed on any date the greater of (1) $30,000,000 and (2) the amount by which the Basket Amount in effect on such date exceeds the sum of (xx) the aggregate amount of Restricted Payments declared or made (without duplication) by the Borrower in reliance on clause (v) of Section
            6.10 on or prior to such date and (yy) the aggregate amount of Permitted Acquisitions in excess of $30,000,000 made by the Borrower or any of its Subsidiaries in reliance on clause (x)(2) of this
            Section 6.06(viii) on or prior to such date. Any calculation to be made pursuant to this Section 6.06(viii) on any date shall be made after giving pro forma effect to any Restricted Payments proposed to be declared or made by the Borrower in reliance on clause (v) of
            Section 6.10 and any investments proposed to be made by the Borrower and its Subsidiaries in reliance on this Section 6.06(viii), in each case on such date.

      Section 6.07. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

            (i) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

            (ii) sales, transfers and other dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.06;

            (iii) sales, transfers and other dispositions pursuant to the Spin-off, so long as the Spin-off is consummated in accordance with all applicable laws and substantially in accordance with the terms and conditions set forth in the Information Statement;

            (iv) the sale, transfer and other disposition of the assets used in connection with the Borrower's existing proprietary directory operation in Cincinnati, Ohio, northern Kentucky and southeast Indiana; and

            (v) sales, transfers and other dispositions of assets (other than capital stock of a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (v) shall not exceed $5,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted by clauses (iv) and (v) shall be made for fair value and the consideration therefor shall consists of at least 75% cash or cash equivalents.

      Section 6.08. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person (other than a Subsidiary) whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent that any such arrangement or arrangements does not contravene the provisions of Section 6.07 and, if applicable, Section 6.03(a)(vi).

      Section 6.09. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      Section 6.10. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary or Material Joint Venture to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments with the proceeds from the sale of capital stock pursuant to stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, such Restricted Payments to consist of (1) purchases of capital stock in respect of option or stock grants or repurchases of options or stock, in each case from management or employees leaving their positions or (2) purchases of capital stock in the open market to counter the dilutive effect of any issuance of options or capital stock pursuant to such stock option plans or other benefit plans, (iv) the Borrower may pay dividends to Holdings so long as upon receipt of any such dividends Holdings shall apply the proceeds thereof in full to pay taxes of Holdings then due and payable, (v) the Borrower may declare and pay dividends to Holdings so long as: (x) after giving effect to the declaration of any such proposed dividend on any date (a "Dividend Date"), the aggregate amount of dividends declared and/or paid (without duplication) by the Borrower to Holdings in reliance on this clause (v) would not exceed the amount by which
(aa) the Basket Amount in effect on such Dividend Date exceeds (bb) the sum of the aggregate amount of Restricted Payments declared or made by the Borrower in reliance on this clause (v) on or prior to such Dividend Date plus the aggregate amount of Permitted Acquisitions in excess of $30,000,000 made by the Borrower and its Subsidiaries in reliance on Section 6.06(viii)(x)(2) plus the aggregate amount of investments in excess of $30,000,000 made by the Borrower and its Subsidiaries in reliance on Section 6.06(viii)(y)(2), in each case on or prior to such Dividend Date, (y) on such Dividend Date, immediately before and after giving effect to such dividend, (1) no Default shall have occurred and be continuing and (2) the Borrower shall be in compliance with the ratios set forth in Sections 6.01 and 6.02, respectively, opposite the period in which such Dividend Date falls (and, for purposes of determining such compliance, "Consolidated EBITDA" and the "Fixed Charge Coverage Ratio" shall each be for the period of four consecutive fiscal quarters most recently ended on or prior to such Dividend Date, and adjusted to give effect to the payment of each dividend, including the proposed dividend, declared or paid (without duplication) during the period from and including the first day immediately after such period of four consecutive fiscal quarters to and including such Dividend Date, but excluding each dividend declared or paid (without duplication) during the first quarter included in such period of four consecutive fiscal quarters) and (z) upon receipt of any such dividends, Holdings shall apply the proceeds thereof in full to make Restricted Payments in an aggregate amount equal to the amount of any such dividend paid by the Borrower to Holdings, (vi) Holdings may make Restricted Payments as contemplated by clause (v)(z) and (vii) the Borrower may dividend to Holdings (x) the net proceeds from the issuance of the Subordinated Debt and the proceeds from the initial Borrowings hereunder in an aggregate amount not in excess of $500 million plus (y) any other cash of the Borrower on and prior to the effective date of the Spin-off up to an amount equal to the amount required to be distributed by Holdings to New D&B pursuant to the Distribution Agreement on such date, and Holdings may use the proceeds of such dividends to repay Indebtedness of Holdings and for advances to New D&B, in all cases without such dividends or uses contemplated by this clause (vii) counting against any restriction set forth in this Section including without limitation clause (v) hereof. Nothing in this Section shall prohibit the Borrower from paying any dividend to Holdings in reliance on clause (v) within 60 days after the declaration thereof in accordance therewith. Any calculation to be made pursuant to clause (v) of this
Section 6.10 on any Dividend Date shall be made after giving pro forma effect to any Restricted Payments proposed to be declared or made by the Borrower in reliance on such clause (v) and any investments proposed to be made by the Borrower and its Subsidiaries in reliance on Section 6.06(viii), in each case on such Dividend Date.

      (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

            (i) payment of Indebtedness created under the Loan Documents;

            (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (including without limitation intercompany Indebtedness), other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof; and

            (iii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

      Section 6.11. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) transactions contemplated by the Spin-off Documents and consummated in accordance therewith, (d) transactions contemplated by the Material Agreements and consummated in accordance therewith and (e) any Restricted Payment permitted by Section 6.10.

      Section 6.12. Restrictive Agreements. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(v) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (w) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.12(a) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (x) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (y) clause
(i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (z) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      (b) The Borrower will not vote its direct or indirect interest in any Material Joint Venture to permit such Material Joint Venture to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement with any Person (other than any partner in any such Material Joint Venture) that prohibits, restricts or imposes any condition upon the ability of such Material Joint Venture to pay dividends or other distributions to, or to make or repay loans or advances to, the Borrower or any Subsidiary; provided that the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.12(b) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition).

      Section 6.13. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, (a) amend, waive or modify any provisions of any Subordinated Debt Document relating to subordination, (b) change the interest rate applicable to the Subordinated Debt,
(c) change the maturity date or the amortization of the Subordinated Notes, or
(d) amend, waive or modify any covenants applicable to the Subordinated Debt. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (i) any Subordinated Debt

Document (other than any such amendment, waiver or modification described in clauses (a) through (d) of the immediately preceding sentence), (ii) its certificate of incorporation, by-laws or other organizational documents or (iii) any Material Agreement or any Spin-off Document (other than Sections 2.1(a),
(i), (m), (n) and (p) or Article III (or any related definitions) the amendment, waiver or modification of which is governed by the last sentence of this Section) of the Distribution Agreement), if any such amendment, modification or waiver could reasonably be expected to have (x) a Material Adverse Effect or (y) an adverse effect on the rights or remedies of the Agent or the Lenders under the Loan Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, waive or modify in any material respect any provision of Section 2.1(a), (i), (m), (n) and ( p) or Article III (or any related definitions) of the Distribution Agreement.

                                    ARTICLE 7
                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
            (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.12 or in
            Article 6;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

            (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower, any Subsidiary or any Material Joint Venture or any of their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary or any Material Joint Venture or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) Holdings, the Borrower, any Subsidiary or any Material Joint Venture shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary or any Material Joint Venture or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
            (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) Holdings, the Borrower, any Subsidiary or any Material Joint Venture shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary, any Material Joint Venture or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower, any Subsidiary or any Material Joint Venture to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

            (m) (i) any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any Collateral (other than Collateral which in the aggregate has a fair market value not in excess of $1,000,000) with the priority required by the applicable Security Document, except as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any pledge agreement which is a Security Document, (ii) any Loan Party shall assert, in writing, that any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any Collateral with the priority required by the applicable Security Document, except as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any pledge agreement which is a Security Document or (iii) the Holdings Collateral

            Agreement or the Subsidiary Collateral Agreement shall cease to be in full force and effect (or any Loan Party shall so assert in writing);

            (n) a Change in Control shall occur;

            (o) the Spin-off Date shall not have occurred by the 45th day after the Effective Date;

            (p) (i) any Material Agreement shall cease to be in full force and effect (or any party shall so assert in writing) or (ii) any Material Joint Venture shall terminate (other than on the final scheduled termination date thereof in accordance with the terms of the Material Agreements applicable thereto);

            (q) (i) any Spin-off Document shall cease to be in full force and effect (or any party shall so assert in writing) or (ii) any party to any Spin-off Document shall fail to perform its obligations thereunder and such failure (x) could result in the loss by the Borrower of any material right thereunder or (y) could result in a Material Adverse Effect; or

            (r) (i) the IRS Ruling shall cease to be in full force and effect,
            (ii) the Spin-off shall for any reason cease to qualify as a tax-free distribution under Section 355 of the Code or (iii) Holdings shall fail to take any action, or shall take any action, in each case that would constitute non-compliance with, or a breach of, any of the representations or undertakings of Holdings set forth in
            Section 2.10 of the Distribution Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                    ARTICLE 8
                            The Administrative Agent

      Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      The bank serving as the Administrative Agent under the Loan Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary, any Material Joint Venture or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries or any Material Joint Ventures that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section

9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the existence or sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                    ARTICLE 9
                                  Miscellaneous

      Section 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to Holdings (x) prior to the Spin-off Date, to Holdings at One Diamond Hill Road, Murray Hill, New Jersey 07474, Attention of Robert J. Levin, Esq. (Telecopy No. (908) 665-1409) and (y) on and after the Spin-off Date, to Holdings at One Manhattanville Road, Purchase New York 10577, Attention of Frank Colarusso (Telecopy No.
            (914) 933- 6744);

            (b) if to the Borrower, to it at One Manhattanville Road, Purchase New York 10577, Attention of Frank Colarusso (Telecopy No. (914) 933-6744 );

            (c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Tracey Navin (Telecopy No.
            (212) 270-4164);

            (d) if to the Swingline Lender, to it at Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of Tracey Navin (Telecopy No. (212) 270-4164); and

            (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

      (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all of the Loan Parties Guaranteeing the Obligations (or limit their liability with respect thereto) without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.10, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Term Loans or (x) change the rights of the Tranche C

Lenders to decline mandatory prepayments as provided in Section 2.10, without the written consent of Tranche C Lenders holding a majority of the outstanding Tranche C Term Loans; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swingline Lender without the prior written consent of the Administrative Agent or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders, Tranche B Lenders and Tranche C Lenders), the Tranche A Lenders (but not the Revolving Lenders, Tranche B Lenders and Tranche C Lenders), the Tranche B Lenders (but not the Revolving Lenders, Tranche A Lenders and Tranche C Lenders) or the Tranche C Lenders (but not the Revolving Lenders, Tranche A Lenders and Tranche B Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders.

      Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

      (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or the use of the proceeds therefrom (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Swingline Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

      (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

      (e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

      Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Holdings or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or, solely in the case of a Lender that is a fund that invests in commercial loans, to an Approved Fund of such Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its Swingline Exposure, the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or, solely in the case of a Lender that is a fund that invests in commercial loans, to an Approved Fund of such Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article 7 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

      (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this

Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

      (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 and 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

      Section 9.06. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

      (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of Section 9.12), (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    R. H. DONNELLEY INC.


                                    By: /s/ Frank M. Colarusso
                                        -------------------------------------
                                        Title: Vice President and Treasurer


                                    THE DUN & BRADSTREET CORPORATION


                                    By: /s/ Roxanne E. Parker
                                        -------------------------------------
                                        Title: Vice President and Treasurer


                                    THE CHASE MANHATTAN BANK, as
                                    Lender, Swingline Lender and
                                    Administrative Agent


                                    By: /s/ Marian N. Schulman
                                        -------------------------------------
                                        Title: Vice President


                                    GOLDMAN SACHS CREDIT PARTNERS L.P.
                                    as Lender


                                    By: /s/ Stephen B. King
                                        -------------------------------------
                                        Title: Authorized Signatory

                                    BANKBOSTON, N.A.


                                    By: /s/ Julie V. Jalelian
                                        -------------------------------------
                                        Title: Director


                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By: /s/ Vladimir Labun
                                        -------------------------------------
                                        Title: First Vice President - Manager


                                    PARIBAS


                                    By: /s/ Salo Aizenberg
                                        -------------------------------------
                                        Title: Vice President


                                    By: /s/ Lynne S. Randall
                                        -------------------------------------
                                        Title: Director


                                    ROYAL BANK OF CANADA


                                    By: /s/ Colleen Roux
                                        -------------------------------------
                                        Title: Senior Manager

                                    THE BANK OF NEW YORK


                                    By: /s/ Ernest Fung
                                        -------------------------------------
                                        Title: Vice President


                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ Mark Narbey
                                        -------------------------------------
                                        Title: Authorized Signatory


                                    FLEET NATIONAL BANK


                                    By: /s/ Stephen Curran
                                        -------------------------------------
                                        Title: AVP


                                    UNION BANK OF CALIFORNIA, N.A.


                                    By: /s/ Sonia L. Isaacs
                                        -------------------------------------
                                        Title: Vice President

                                    ERSTE BANK DER OESTERREICHISCHEN
                                    SPARKASSEN AG


                                    By: /s/ Anca Trifan
                                        -------------------------------------
                                        Title: Vice President


                                    By: /s/ John S. Runnion
                                        -------------------------------------
                                        Title: First Vice President


                                    SUNTRUST BANK, ATLANTA


                                    By: /s/ W. David Wisdom
                                        -------------------------------------
                                        Title: Group Vice President


                                    By: /s/ Laura G. Harrison
                                        -------------------------------------
                                        Title: Assistant Vice President

                                    KZH-IV CORPORATION


                                    By: /s/ Virginia Conway
                                        -------------------------------------
                                        Title: Authorized Agent


                                    DLJ CAPITAL FUNDING, INC


                                    By: /s/ Howard Shams
                                        -------------------------------------
                                        Title: Vice President


                                    KZH-CYPRESS TREE-1 CORPORATION


                                    By: /s/ Virginia Conway
                                        -------------------------------------
                                        Title: Authorized Agent


                                    KZH-ING-2 CORPORATION


                                    By: /s/ Virginia Conway
                                        -------------------------------------
                                        Title: Authorized Agent


                                    THE TRAVELERS INSURANCE COMPANY


                                    By: /s/ Allen R. Cantrell
                                        -------------------------------------
                                        Title: Investment Officer

                                    KZH-CRESCENT CORPORATION


                                    By: /s/ Virginia Conway
                                        -------------------------------------
                                        Title: Authorized Agent


                                    TRANSAMERICA LIFE INSURANCE AND
                                    ANNUITY COMPANY


                                    By: /s/ John M. Casparian
                                        -------------------------------------
                                        Title: Investment Officer


                                    MERRILL LYNCH SENIOR FLOATING
                                    RATE FUND, INC.


                                    By: /s/ Joseph Matteo
                                        -------------------------------------
                                        Title: Vice President


                                    OCTAGON LOAN TRUST
                                    By: Octagon Credit Investors as Manager


                                    By: /s/ Andrew D. Gordon
                                        -------------------------------------
                                        Title: Managing Director


                                    KZH-SOLEIL-2 CORPORATION


                                    By: /s/ Virginia Conway
                                        -------------------------------------
                                        Title: Authorized Agent

                                 METROPOLITAN LIFE INSURANCE
                                 COMPANY


                                 By: /s/ James R. Dingler
                                     -------------------------------------
                                     Title: Director


                                 NATIONAL WESTMINSTER BANK PLC
                                 By: NatWest Capital Markets Limited, its agent
                                 By: Greenwich Capital Markets, Inc., its agent


                                 By: /s/ Jeremy J. Hood
                                     -------------------------------------
                                     Title: Vice President


                                 THE TRAVELERS LIFE AND ANNUITY COMPANY


                                 By: /s/ Allen R. Cantrell
                                     -------------------------------------
                                     Title: Investment Officer